UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:  January 25, 2007

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 25, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved the 2007 compensation plan for the company’s three executive officers: the Chief Executive Officer, Chief Financial Officer, and General Counsel and Secretary. The compensation plan is comprised of base compensation, incentive compensation and option grants.  In approving the 2007 compensation plan, the Committee considered, among other things, compensation trends for publicly traded companies in the financial services and Internet marketing sectors.

As recommended by the Committee and approved by the Board of Directors, the 2007 base compensation for each of the executive officers will remain unchanged.  However, if the year 2007 operating plan, which includes profitability in fiscal 2007, is achieved, the Chief Financial Officer and the General Counsel and Secretary each would receive a one-time incentive bonus of $30,000.

To align the compensation of the executive officers with increased shareholder value, the 2007 compensation plan also provides an option grant of 50,000 shares to the Chief Executive Officer, and an option grant of 25,000 shares to both the Chief Financial Officer and the General Counsel and Secretary. The options subject to this grant vest ratably over 12 months.  In addition, the 2007 compensation plan provides a performance option grant of 25,000 shares to the Chief Executive Officer, and a performance option grant of 15,000 shares to both the Chief Financial Officer and the General Counsel and Secretary; however,  these performance options vest only upon achievement of the year 2007 operating plan.

Additionally, on January 25, 2007, the Committee approved and the Board of Directors ratified the year 2007 compensation for non-employee members of the Board of Directors. Non-employee directors Mr. Corroon and Mr. Orr will receive an annual retainer comprised of $20,000, payable on a quarterly basis, and an option grant of 13,333 shares, which vests over one-year. Non-employee directors Mr. Chookaszian and Mr. Puccinelli will receive an annual retainer comprised of an option grant of 26,667 shares, which vests over one-year. The chairman of the Audit Committee, Mr. Orr, will receive an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 2007 through December 2007.

As previously approved by stockholders in May 2003, all directors receive an annual option grant to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2007	INSWEB CORPORATION
(Registrant)

/s/ William D. Griffin
William D. Griffin
Chief Financial Officer
(Principal Accounting Officer)